Exhibit 3.1


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                       RECYCLING CENTERS OF AMERICA, INC.

      Pursuant to 7-110-106 of the Colorado Revised Statutes, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST:    The name of the corporation is Recycling Centers of America, Inc.

      SECOND: The following amendment was adopted by the shareholders of the corporation on January 14, 2002, in the manner prescribed by the Colorado Revised Statutes and the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group:

     ARTICLE I was deleted and the following ARTICLE I was substituted therefore:

                                  "ARTICLE I

                              NAME OF CORPORATION

        The name of the corporation is Reclamation Consulting and Applications, Inc."


     THIRD: This Amendment is to be effective as of January 16, 2002


                                             RECYCLING CENTERS OF AMERICA, INC.

                                             By /s/
                                               --------------------------------
                                                  Gordon W. Davies
                                                  President

                                             By /s/
                                               --------------------------------
                                                  Michael C. Davies
                                                  Secretary


STATE OF CALIFORNIA           )
                              ) SS
COUNTY OF ORANGE         )
On January 23, 2002 before me, Charles Wes Howrey a Notary Public in and for said County and State, personally appeared Gordon W. Davies, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.



Signature    /s/


(Notary's Seal)



STATE OF CALIFORNIA           )
                              ) SS
COUNTY OF LOS ANGELES         )

On January 23, 2002 before me, Charles Wes Howrey a Notary Public in and for said County and State, personally appeared Michael C. Davies, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.


Signature      /s/


(Notary's Seal)